EXHIBIT 6

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

                           WARRANT TO PURCHASE SHARES
                       OF COMMON STOCK OF IVAX CORPORATION

                                                               November 18, 1999

         This certifies that Frost-Nevada Limited Partnership, a Nevada limited partnership (the "Holder"), for value received, is entitled, subject to the adjustment and to the other terms set forth below, to purchase from IVAX Corporation, a Florida corporation (the "Company"), an aggregate of 500,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.10 (the "Warrant Shares"), at a price per share of $18.00 (the "Purchase Price") at any time or from time to time, but not earlier than the Commencement Date (as defined below) or later than 5:00 P.M. (Eastern Time) on the Expiration Date (as defined below), upon surrender to the Company of this Warrant properly endorsed with the form of Subscription Agreement attached hereto as Exhibit A, such Subscription Agreement to be duly filled in and signed, and upon payment in cash by wire transfer or cashier's check of the aggregate Purchase Price for the number of shares for which this Warrant is being exercised. The Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein, shall terminate and become null and void on the Expiration Date. "Commencement Date" shall mean the date of this Warrant. "Expiration Date" shall mean the date seven
(7) years following the Commencement Date.

         This Warrant Certificate is subject to the following terms and conditions:

         1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. This Warrant is exercisable, in whole or in part, at the option of the Holder at any time or from time to time, but not later than 5:00 P.M. (Eastern Time) on the Expiration Date. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of
Section 2, certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder

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

is entitled upon such exercise, shall be delivered to Holder by the Company or the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. Unless this Warrant shall have expired, a Warrant representing the number of shares, if any, with respect to which this Warrant shall not have been exercised shall be issued to the holder within the same period.

         2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Common Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed.

         3. ADJUSTMENT OF PURCHASE PRICE; NUMBER OF SHARES. The Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described below.

                  3.1 SUBDIVISION OR COMBINATION OF STOCK AND STOCK DIVIDEND. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

                  3.2 NOTICE OF ADJUSTMENT. Promptly after any adjustment of the Purchase Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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

                  3.3 OTHER NOTICES. If at any time:

                  (a) the Company shall declare any cash dividend upon its Common Stock;

                  (b) the Company shall declare any dividend upon its Common Stock payable in shares of Common Stock or make any special dividend or other distribution to the holders of its Stock:

                  (c) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or series or other rights;

                  (d) there shall be any reclassification or recapitalization of its Common Stock or any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                  (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give Holder (i) at least thirty (30) days written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding up; (ii) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such consolidation, merger or sale; and (iii) in the case of any such consolidation, merger, sale, dissolution, liquidation or winding up, at least thirty (30) days written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If Holder does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.4, Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event. Notwithstanding anything herein to the contrary, if and to the extent Holder chooses to exercise this Warrant within the 10-day period following receipt of the notice specified in clause (ii) above, Holder may elect to pay the aggregate Purchase Price by delivering to the Company cash by wire transfer or a cashier's check in the amount as provided in the first paragraph of this Warrant.

                  3.4 CHANGES IN COMMON STOCK. In case at any time following the Commencement Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another

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

corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called a "Transaction" and the date of consummation of a Transaction being herein called a "Consummation Date"), then, as a condition of the consummation of such Transaction, lawful and adequate provisions shall be made so that the Holder, upon the exercise hereof at any time on or after the Consummation Date of such Transaction, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to such Consummation Date, the highest amount of securities or other property to which the Holder would actually have been entitled as a stockholder upon the consummation of such Transaction if the Holder had exercised this Warrant immediately prior thereto. The provisions of this Section 3.4 shall similarly apply to successive Transactions.

         4. ISSUE TAX. The issuance of certificates for the Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder for any issue tax in respect thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

         5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or, except as set forth in Section 3.3 hereof, to receive notice as a stockholder in respect of any election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, until, and only to the extent that, this Warrant shall have been exercised. Except for the adjustment to the Purchase Price pursuant to Section
3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented thereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

         6. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.

                  6.1 RESTRICTIONS ON TRANSFERABILITY. This Warrant and the Warrant Shares shall not be transferable in the absence of registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom under the Securities Act.

                  6.2 RESTRICTIVE LEGEND. Each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state

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

securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

                  6.3 REGISTRATION RIGHTS.

                  (a) If (but without any obligation to do so) the Company proposes to register any shares of Common Stock under the Securities Act in connection with an underwritten public offering of such securities (other than a registration relating solely to the sale of securities to participants in a stock plan of the Company, or a registration which does not relate to shares of Common Stock, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten
         (10) days after receipt of such notice from the Company, the Company shall, subject to the provisions of this subsection 6.3, use its best efforts to cause to be registered under the Securities Act all of the Warrant Shares that the Holder has requested be registered.

                  (b) In connection with any offering subject to subsection 6.3(a), the Company shall not be required to include any of the Holder's securities in such underwriting unless the Holder accepts the terms of the underwriting agreement as agreed upon between the Company and the underwriters selected by the Company. If the Holder holds Warrant Shares, and if the Company's offering is to be registered on a form that also permits registration of securities offered by selling shareholders, the Holder shall be entitled to include in the offering all or any portion of the Warrant Shares, subject to prior exercise of this Warrant. Notwithstanding the foregoing, if the managing underwriter of any such offering, which managing underwriter shall be selected by the Company, determines that the number of shares proposed to be sold by the Company, by other shareholders having registration rights, and/or by the Holder is greater than the number of shares that the managing underwriter believes feasible to sell at the time, at the price and upon the terms approved by the Company, then the number of shares that the managing underwriter believes may be sold shall be allocated for inclusion in the registration statement in the following order of priority: (i) shares being offered by the Company; and (ii) pro-rata among the other shareholders and the Holder, based on the number of shares of Common Stock each

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

         shareholder requested to be registered.

                  (c) Whenever required under this section 6.3 to effect the registration of any Warrant Shares, the Company shall, from and after the effective date of the applicable registration statement:

                           (i) Prepare and file with the SEC such amendments and
                  supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (ii) Furnish to the Holder such numbers of copies of
                  a prospectus in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Warrant Shares owned by the Holder;

                           (iii) Use its best efforts to register and qualify
                  the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (iv) Notify the Holder at any time when the Holder
                  informs the Company that it intends to deliver a prospectus relating thereto for the purpose of offering or selling any Warrant Shares covered by such registration statement, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, after which the Company will promptly amend the prospectus, and the Holder agrees not to deliver the prospectus until such amendment has been declared effective;

                           (v) Furnish, at the request of the Holder, on the
                  date that such Warrant Shares are delivered to the underwriters, an opinion, dated such date, of the Company's counsel for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holder; and

                           (vi) List the Warrant Shares being registered on the
                  American Stock Exchange.

                  (d) It shall be a condition precedent to the obligations of the Company to take any

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

         action pursuant to this section 6.3 that the Holder shall furnish to the Company such information regarding itself, the Warrant Shares held by it, any investment banker, broker or other agent retained by the Holder to assist it in selling the Warrant Shares, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Warrant Shares.

                  (e) Except as otherwise provided herein, all expenses other than underwriting discounts and commissions relating to Warrant Shares incurred in connection with the registration, filings or qualifications pursuant to this section 6.3, including, without limitation, all registration, filing and qualification fees, printing and accounting fees and fees and disbursements of the Company's counsel, shall be borne by the Company. Notwithstanding the foregoing, all underwriting discounts and selling commissions applicable to the Warrant Shares covered by any registration and all fees and disbursements of special counsel to the Holder shall be borne by the Holder, in proportion to the number of Warrant Shares sold by the Holder, and if any applicable state securities laws require the Holder to share the expenses of the offering with the Company, then the Holder shall share such expenses in accordance with the applicable law of such state.

                  (f) So long as the Company has given every notice required by this section 6.3, the Holder shall not have any right to take any action to restrain or otherwise delay any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section 6.3.

                  (g) In the event any Warrant Shares are included in a registration statement under this section 6.3:

                           (i) To the extent permitted by law, the Company will
                  indemnify and hold harmless the Holder, the officers and directors of the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will reimburse the Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this clause
                  (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, or by any officer, director, underwriter or controlling person of the Holder.

                           (ii) To the extent permitted by law, the Holder will
                  indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each agent and any underwriter for the Company or any person who controls such underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent or underwriter, director or officer or controlling person thereof, may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder or by any officer, director, underwriter or controlling person of the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter, officer, director or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this clause (ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                           (iii) Promptly after receipt by an indemnified party
                  under this subsection 6.3(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection 6.3(g), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its

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

                  own counsel, reasonably satisfactory to the indemnifying party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection 6.3(g), but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this subsection 6.3(g).

                           (iv) The obligations of the indemnifying party under
                  this subsection 6.3(g) shall survive the completion of any offering of Warrant Shares in a registration statement under this section 6.3 and otherwise.

         7. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         8. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered or shall be sent by certified or registered mail, return receipt requested, postage prepaid, or by commercial overnight courier, to the Holder at its address as shown on the books of the Company or, if to the Company, at the address indicated therefor on the signature page of this Warrant.

         9. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida.

         10. LOST WARRANTS OR STOCK CERTIFICATES. The Company represents and warrants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate deliverable upon the exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant or such stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost stolen, destroyed or mutilated Warrant or stock certificate.

         11. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

         IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed by their officers, thereunto duly authorized, as of this 18th day of November, 1999.

                                         IVAX CORPORATION

                                         By: /s/ Neil Flanzraich
                                            --------------------------------
                                             Neil Flanzraich
                                             Vice Chairman and President

                                         Address: 4400 Biscayne Blvd.
                                                  Miami, FL  33137


                                         FROST-NEVADA LIMITED PARTNERSHIP

                                         By: /s/ Frost-Nevada Corporation
                                            --------------------------------
                                            Its General Partner

                                         By: /s/ David Moskowitz
                                            --------------------------------
                                             David Moskowitz
                                             President

                                         Address: 3500 Lakeside Ct.
                                                  Suite 200
                                                  Reno, NV 89509

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

                                                                       EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT
                           (To be signed and delivered
                            upon exercise of Warrant)

IVAX Corporation
4400 Biscayne Blvd.
Miami, Florida 33137

Attention:  Secretary

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock, par value $.10 per share (the "Stock"), of IVAX Corporation (the "Company"), and subject to the following paragraph, herewith makes payment of Dollars ($ ) therefor and requests that the
certificates for such shares be issued in the name of, and delivered to,       ,
whose address is

         If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that

         (i) the undersigned is acquiring such Stock for investment for its own account, not as nominee or agent, and not with a view to the distribution thereof, and the undersigned has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

         (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Stock;

         (iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock;

         (iv) the undersigned has the ability to bear the economic risks of its prospective investment;

         (v) the undersigned is able, without materially impairing its financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on its investment;

         (vi) the undersigned understands and agrees that (A) it may be unable to readily liquidate its investment in the shares of Stock and that the Shares must be held indefinitely unless subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not

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

required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant and (B) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144;

         (VII) the undersigned either (A) is familiar with the definition of and the undersigned is an "Accredited Investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon the exercise of such Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws; and

         (VIII) the address set forth below is the true and correct address of the undersigned.

DATED:

                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant or with the name of the assignee appearing on the assignment form attached hereto.)


                                    --------------------------------------------
                                    (Name)


                                    --------------------------------------------
                                    (Title, if applicable)


                                    --------------------------------------------
                                    (Address)


                                    --------------------------------------------

         If said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                       12